                                                                    EXHIBIT 4.3

                          FIFTH SUPPLEMENTAL INDENTURE

      FIFTH SUPPLEMENTAL INDENTURE, dated as of December 9, 2005 (the "FIFTH
SUPPLEMENTAL INDENTURE"), among Armor Holdings, Inc., a Delaware corporation
(the "COMPANY"), the subsidiary guarantors listed on Exhibit A attached hereto
(collectively, the "Existing Subsidiary Guarantors"), the subsidiary guarantor listed on Exhibit B attached hereto (the "New Subsidiary Guarantor"), and
Wachovia Bank, National Association, a national banking association, as trustee
(the "TRUSTEE").

WITNESSETH

      WHEREAS, the Company has issued its 2.00% Senior Subordinated Convertible
Notes due November 1, 2024 (the "NOTES") in the aggregate principal amount of
$345,000,000 under and pursuant to the Indenture, dated as of October 29, 2004
(the "BASE INDENTURE"), between the Company and the Trustee, as supplemented by the First Supplemental Indenture, dated as of October 29, 2004 (the "FIRST
SUPPLEMENTAL INDENTURE"), among the Company, the Subsidiary Guarantors parties thereto and the Trustee, as further supplemented by the Second Supplemental
Indenture, dated as of December 29, 2004 (the "SECOND SUPPLEMENTAL INDENTURE"),
among the Company, the Subsidiary Guarantors parties thereto, and the Trustee, as further supplemented by the Third Supplemental Indenture, dated as of May 25,
2005 (the "THIRD SUPPLEMENTAL INDENTURE") among the Company, the Subsidiary
Guarantors parties thereto and the Trustee, and as further supplemented by the
Fourth Supplemental Indenture, dated as of August 25, 2005, (the "FOURTH
SUPPLEMENTAL INDENTURE, together with the Base Indenture, the First Supplemental
Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture,
the "INDENTURE"), among the Company, the Subsidiary Guarantors parties thereto and the Trustee;

      WHEREAS, pursuant to Section 5.03 of the First Supplemental Indenture, the
Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee this Fifth Supplemental Indenture pursuant to which the New
Subsidiary Guarantor shall become bound by the provisions of the Indenture as a
Subsidiary Guarantor;

      WHEREAS, pursuant to Section 10.01 of the First Supplemental Indenture,
the Trustee is authorized to execute and deliver this Fifth Supplemental
Indenture;

      WHEREAS, all things necessary for the execution of this Fifth Supplemental
Indenture and to make this Fifth Supplemental Indenture a valid and binding agreement of the parties hereto have been done.

      NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Company, the Existing Subsidiary Guarantors, the New Subsidiary Guarantor,
and the Trustee, such parties hereby agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:

            Section 1.       Definitions.

            Unless otherwise stated or unless the context shall otherwise require, all capitalized terms used in this Fifth Supplemental Indenture shall be given the same meanings as such terms are defined in the Indenture.

            Section 2.       Subsidiary Guarantee.

            (a)   By execution and delivery of this Fifth Supplemental
Indenture, the New Subsidiary Guarantor hereby agrees to become a Subsidiary
Guarantor pursuant to the Indenture and to assume all obligations of the
Subsidiary Guarantors under the Indenture (including, without limitation, the
Subsidiary Guarantee as defined in the Indenture) and the Notes, in each case, in accordance with the terms thereof.

            (b)   The New Subsidiary Guarantor hereby agrees that its execution and delivery of this Fifth Supplemental Indenture shall evidence its Subsidiary
Guarantee as set forth in the Indenture without the need for any further notation on the Notes and the delivery and authentication of any Note by the
Trustee under the Indenture, including any Note authenticated and delivered on or prior to the date of this Fifth Supplemental Indenture, and shall constitute due delivery of the Subsidiary Guarantee set forth in this Fifth Supplemental
Indenture on behalf of the New Subsidiary Guarantor. Each of the Existing
Subsidiary Guarantors hereby agrees that its Subsidiary Guarantee set forth in the Indenture shall remain in full force and effect.

            Section 3.       Effectiveness and Validity.

            (a)   This Fifth Supplemental Indenture shall become effective on the date first written above. The Indenture, as supplemented by this Fifth
Supplemental Indenture, is in all respects ratified and confirmed hereby.
Following the effectiveness hereof, the Indenture shall be deemed supplemented in accordance herewith, and this Fifth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture as supplemented by the
Fifth Supplemental Indenture shall be entitled to the benefit thereof and hereof and be bound thereby and hereby.

            (b)   If an Officer of a Subsidiary Guarantor whose signature is on the Indenture or the Fifth Supplemental Indenture no longer holds that office at the time the Trustee authenticates such Notes or at any time thereafter, such
Subsidiary Guarantor's Subsidiary Guarantee shall be valid nevertheless.

            Section 4.       Solvency; No Fraudulent Transfer or Conveyance.

            The New Subsidiary Guarantor, for the benefit of each Holder, confirms that it is a solvent corporation, limited liability company, or other entity and that the granting of the Subsidiary Guarantee is not made with the purpose of defrauding any of its current creditors. Each of the Company and the
New Subsidiary Guarantor confirms that the Subsidiary Guarantee given by the New
Subsidiary Guarantor does not constitute a fraudulent transfer or conveyance

                                       2

for purposes of the United States Bankruptcy Code, the Uniform Fraudulent
Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law.

            Section 5.       No Personal Liability of Directors, Officers,
Employees and Stockholders.

            No director, officer, employee, incorporator or stockholder of the
Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the
Indenture or this Fifth Supplemental Indenture, the Subsidiary Guarantees, or
for any claim based on, in respect of, or by reason of, such obligations or their creation. The acceptance of a Note by each Holder of Notes is deemed to be a waiver and release of all such liability. This waiver and release are part of the consideration for issuance of the Subsidiary Guarantee set forth in and evidenced by this Fifth Supplemental Indenture.

            Section 6.       Governing Law.

            THIS FIFTH SUPPLEMENTAL INDENTURE AND THE NOTES AND THE SUBSDIARY
GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES.

            Section 7.       Successors.

            All agreements of the Company and the Subsidiary Guarantors in the
Indenture, this Fifth Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Fifth Supplemental
Indenture shall bind its successors.

            Section 8.       Duplicate Originals.

            The parties may sign any number of copies of this Fifth Supplemental
Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

            Section 9.       Severability.

            In case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the Indenture, this Fifth Supplemental Indenture and the Notes shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

            Section 10.      Headings.

            The headings of the sections of this Fifth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Fifth Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                                       3

            Section 11.      Trustee.

            The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Subsidiary Guarantors and not of the Trustee.

                                       4

                                   SIGNATURES

      IN WITNESS WHEREOF, the parties hereto have caused this Fifth
Supplemental Indenture to be duly executed as of the date first written above.

                                     ARMOR HOLDINGS, INC.,
                                         a Delaware corporation

                                     By: /s/ Philip A. Baratelli
                                         --------------------------------------
                                         Name:  Philip A. Baratelli
                                         Title: Corporate Controller,
                                                Treasurer and Secretary

                                     WACHOVIA BANK, NATIONAL ASSOCIATION,
                                         as Trustee

                                     By: /s/ Stephanie Moore
                                         ---------------------------------------
                                         Name:  Stephanie Moore
                                         Title: Assistant Vice President

                                     AS EXISTING SUBSIDIARY GUARANTORS:

                                     911EP, INC.
                                     ACCUCASE, L.L.C.
                                     AHI PROPERTIES I, LLC (F/K/A AHI
                                       PROPERTIES I, INC.)
                                     ARMOR ACCESSORIES, INC.
                                     ARMOR BRANDS, INC.
                                     ARMORGROUP SERVICES, LLC
                                     ARMOR HOLDINGS GP, LLC
                                     ARMOR HOLDINGS LP, LLC
                                     ARMOR HOLDINGS FORENSICS, L.L.C.
                                     ARMOR HOLDINGS PRODUCTS, L.L.C.
                                     ARMOR HOLDINGS PROPERTIES, INC.
                                     ARMOR HOLDINGS MOBILE SECURITY, L.L.C.
                                     ARMOR SAFETY PRODUCTS COMPANY
                                     B-SQUARE, INC.
                                     BIANCHI INTERNATIONAL
                                     BREAK-FREE, INC.
                                     CASCO INTERNATIONAL, INC.
                                     CDR INTERNATIONAL, INC.
                                     CENTIGON USA, LLC
                                     THE CENTIGON COMPANY, LLC
                                     DEFENSE TECHNOLOGY CORPORATION OF AMERICA
                                     HATCH IMPORTS, INC.
                                     IDENTICATOR, INC.
                                     KLEEN BORE, INC.
                                     MONADNOCK LIFETIME PRODUCTS, INC., a
                                       Delaware corporation
                                     MONADNOCK LIFETIME PRODUCTS, INC. a
                                       New Hampshire corporation
                                     MONADNOCK POLICE TRAINING COUNCIL, INC.
                                     NEW TECHNOLOGIES ARMOR, INC.
                                     ODV HOLDINGS CORP.
                                     O'GARA-HESS & EISENHARDT ARMORING
                                       COMPANY, L.L.C.
                                     PRO-TECH ARMORED PRODUCTS OF
                                       MASSACHUSETTS, INC.
                                     RAMTECH DEVELOPMENT CORP.
                                     SAFARILAND GOVERNMENT SALES, INC.
                                     SAFARI LAND LTD., INC.
                                     SPEEDFEED ACQUISITION CORP.
                                     MT. COBB SPECIALTY, INC.

                                     PENN FIBRE & SPECIALTY COMPANY
                                         OF DELAWARE, INC.
                                       PFS SALES COMPANY
                                     SECOND CHANCE ARMOR, INC.
                                     THE SPECIALTY GROUP, INC.
                                     SPECIALTY DEFENSE SYSTEMS OF DELAWARE, INC.
                                     SPECIALTY DEFENSE SYSTEMS OF KENTUCKY, INC.
                                     SPECIALTY DEFENSE SYSTEMS OF NEVADA, INC.
                                     SPECIALTY DEFENSE SYSTEMS OF
                                       PENNSYLVANIA, INC.
                                     SPECIALTY DEFENSE SYSTEMS OF
                                       TENNESSEE, INC.
                                     SPECIALTY MACHINERY, INC.
                                     SPECIALTY PLASTIC PRODUCTS OF
                                       DELAWARE, INC.

                                     By: /s/ Philip A. Baratelli
                                         --------------------------------------
                                         Name:  Philip A. Baratelli
                                         Title: Vice President

                                     NAP PROPERTIES, LTD.

                                     By: NAP PROPERTY MANAGERS LLC, its
                                         General Partner

                                     By: ARMOR HOLDINGS PROPERTIES, INC.,
                                         its Managing Member

                                     By: /s/ Philip A. Baratelli
                                         --------------------------------------
                                         Name:  Philip A. Baratelli
                                         Title: Vice President

                                     NAP PROPERTY MANAGERS, LLC

                                     By: ARMOR HOLDINGS PROPERTIES, INC.,
                                         its Managing Member

                                     By: /s/ Philip A. Baratelli
                                         --------------------------------------
                                         Name:  Philip A. Baratelli
                                         Title: Vice President

                                     ARMOR HOLDINGS PAYROLL SERVICES, LLC

                                     By: /s/ Philip A. Baratelli
                                         --------------------------------------
                                         Name:  Philip A. Baratelli
                                         Title: Manager

                                     ARMOR HOLDINGS AEROSPACE & DEFENSE, INC.
                                       (F/K/A AHI BULLETPROOF ACQUISITION
                                       CORP.)
                                     INTERNATIONAL CENTER FOR SAFETY EDUCATION,
                                       INC.
                                     SIMULA, INC.
                                     SIMULA AEROSPACE & DEFENSE GROUP, INC.
                                     SIMULA POLYMER SYSTEMS, INC.
                                     SIMULA TECHNOLOGIES, INC.

                                     By: /s/ Glenn J. Heiar
                                         --------------------------------------
                                         Name:  Glenn J. Heiar
                                         Title: Chief Financial Officer,
                                                Treasurer and Secretary

                                     ARMOR HOLDINGS AIRCRAFT, LLC

                                     By: Glenn J. Heiar
                                         --------------------------------------
                                         Name:  Glenn J. Heiar
                                         Title: Manager and Vice President

                                     ARMOR HOLDINGS GOVERNMENTAL
                                         RELATIONS, LLC

                                     By: Glenn J. Heiar
                                         --------------------------------------
                                         Name:  Glenn J. Heiar
                                         Title: Manager, Chief Financial
                                                Officer, Treasurer and
                                                Secretary

                                     ARMOR HOLDINGS INFORMATION
                                         TECHNOLOGY, L.L.C.

                                     By: /s/ Philip A. Baratelli
                                         ---------------------------------------
                                         Name: Philip A. Baratelli
                                         Title: Manager and Vice President

                                     AS NEW SUBSIDIARY GUARANTOR:

                                     CENTIGON SALES & MARKETING, LLC

                                     By: /s/ Robert R. Schiller
                                         ---------------------------------------
                                         Name:  Robert R. Schiller
                                         Title: Manager, Chairman of the
                                                Board and Vice President

                                    EXHIBIT A

911EP, Inc., a Delaware corporation
AccuCase, L.L.C., a California limited liability company
AHI Properties I, LLC (f/k/a AHI Properties I, Inc.) a Delaware limited liability company
Armor Accessories, Inc., a Delaware corporation
Armor Brands, Inc., a Delaware corporation
ArmorGroup Services, LLC, a Delaware limited liability company
Armor Holdings Aerospace & Defense, Inc. (f/k/a AHI Bulletproof Acquisition
      Corp.), a Delaware corporation
Armor Holdings Forensics, L.L.C., a Delaware limited liability company
Armor Holdings Governmental Relations, LLC, a Delaware limited liability company
Armor Holdings GP, LLC, a Delaware limited liability company
Armor Holdings Information Technology, L.L.C., a Delaware limited liability company
Armor Holdings LP, LLC, a Delaware limited liability company
Armor Holdings Mobile Security, L.L.C., a Delaware limited liability company
Armor Holdings Payroll Services, LLC, a Delaware limited liability company
Armor Holdings Products, L.L.C., a Delaware limited liability company
Armor Holdings Properties, Inc., a Delaware corporation
Armor Safety Products Company, a Delaware corporation
B-Square, Inc., a Texas corporation
Bianchi International, a California corporation
Break-Free Inc., a Delaware corporation
Casco International, Inc., a New Hampshire corporation
CDR International, Inc., a Delaware corporation
Centigon USA, LLC, a Delaware limited liability company
The Centigon Company, LLC, a Delaware limited liability company
Defense Technology Corporation of America, a Delaware corporation
Hatch Imports, Inc., a California corporation
Indenticator, Inc., a Delaware corporation
International Center for Safety Education, Inc., an Arizona corporation
Monadnock Lifetime Products, Inc., a Delaware corporation
Monadnock Lifetime Products, Inc., a New Hampshire corporation
Monadnock Police Training Council, Inc., a New Hampshire corporation
Mt. Cobb Specialty, Inc., a Pennsylvania corporation
NAP Properties, Ltd., a California limited partnership
NAP Property Managers, LLC, a California limited liability company
New Technologies Armor, Inc., a Delaware corporation
Kleen Bore, Inc., a Massachusetts corporation
ODV Holdings Corp., a Delaware corporation
O'Gara-Hess & Eisenhardt Armoring Company, L.L.C., a Delaware limited liability company
Pro-Tech Armored Products of Massachusetts, Inc., a Massachusetts corporation
Ramtech Development Corp., a Delaware corporation
Safariland Government Sales, Inc., a California corporation
Safari Land Ltd., Inc., a California corporation
Second Chance Armor, Inc., a Delaware corporation
Simula, Inc., an Arizona corporation

Simula Aerospace & Defense Group, Inc., an Arizona corporation
Simula Polymer Systems, Inc., an Arizona corporation
Simula Technologies, Inc., an Arizona corporation
Armor Holdings Aircraft, LLC, a Delaware limited liability company
The Specialty Group, Inc., a Pennsylvania corporation
Specialty Defense Systems of Delaware, Inc., a Delaware corporation
Specialty Plastic Products of Delaware, Inc., a Delaware corporation
Specialty Defense Systems of Tennessee, Inc., a Tennessee corporation
Specialty Defense Systems of Pennsylvania, Inc., a Pennsylvania corporation
Specialty Defense Systems of Kentucky, Inc., a Kentucky corporation
Specialty Defense Systems of Nevada, Inc., a Nevada corporation
Specialty Machinery, Inc., a Pennsylvania corporation
Penn Fibre & Specialty Company of Delaware, Inc., a Delaware corporation
PFS Sales Company, a Pennsylvania corporation
Speedfeed Acquisition Corp., a Delaware corporation

                                    EXHIBIT B

Centigon Sales & Marketing, LLC, a Delaware limited liability corporation